EXHIBIT 10.11B

                                   SCHEDULE A
                              To Agreement between
                         The Estee Lauder Companies Inc.
                                       and
                                Daniel J. Brestle
                          and dated as of July 1, 1995

         OPTION AGREEMENT dated the 16th day of November, 1995 providing for the granting of options by The Estee Lauder Companies Inc., a Delaware corporation (the "Company"), to Daniel J. Brestle, an Executive employee of the Company (the "Executive").

         By agreement dated as of July 1, 1995, the Company has employed the Executive in the position of President of Clinique Laboratories, Inc. and Canada) (the "Employment Agreement"). As contemplated by the Employment Agreement, and as set out at Section 3(d) therein, the Board of Directors of the Company has determined that the Executive is to be granted options to purchase shares of the Company's Class A common stock, no par value (the "Shares"), on the terms and subject to the conditions hereinafter provided.

         The stock options to be granted pursuant hereto shall not be Incentive Stock Options (as defined in Section 422A of the Internal Revenue Code of 1986, as amended).

         1. Number of Shares. The Company hereby awards to the Executive options to purchase 200,000 Shares (the "Stock Options") as follows:

         100,000 Stock Options shall be awarded as of the date that Shares are first offered for sale to the public (the "Initial Award").

         50,000            Stock Options shall be awarded as of July 1, 1996;

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                           (the "1996 Award").

         50,000   Stock Options shall be awarded as of July 1, 1997
                           (the "1997 Award"),

provided, however, that no award shall be made if the Employment Agreement shall have been terminated on or prior to the date scheduled for such award.

         2. Exercise Price. For each Stock Option granted hereunder, the per-share exercise price shall be equal to 100% of the closing price of the Class A Common Stock on the New York Stock Exchange or any other national securities exchange or other market system as reported by the Wall Street Journal or if there shall be no trading on such date, the date next preceding on which trading occurred (the "Market Value") as of the date of such award.

         3. Payment of Exercise Price. The option exercise price may be paid in cash, by the delivery of shares of Class A Common Stock of the Company then owned by the Executive, or by a combination of these methods. Payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Company may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Class A Common Stock of the Company then owned by the Executive, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company may issue to the Executive only the number of incremental shares to which the Executive is entitled upon Exercise of the Stock Option. In determining which methods the Executive may utilize to pay the



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exercise  price,  the Company may  consider  such factors as it  determines  are appropriate.

         4.  Exercise   Period.   Stock  Options  granted   hereunder  shall  be
exercisable as follows:

         WITH RESPECT TO THE INITIAL AWARD
         ---------------------------------

                  33,333 Stock Options may be exercised from and after
                           January 1, 1999.

                  33,333 Stock Options may be exercised from and after
                           January 1, 2000.

                  33,334 Stock Options may be exercised from and after
                           January 1, 2001.

         WITH RESPECT TO THE 1996 AWARDS
         -------------------------------

                  16,667 Stock Options may be exercised from and after
                           January 1, 2000

                  16,667 Stock Options may be exercised from and after
                           January 1, 2001

                  16,666 Stock Options may be exercised from and after
                           January 1, 2002

         WITH RESPECT TO THE 1997 AWARD
         ------------------------------

                  16,667 Stock Options may be exercised from and after
                           January 1, 2001

                  16,667 Stock Options may be exercised from and after
                           January 1, 2002

                  16,666 Stock Options may be exercised from and after
                           January 1, 2003

No Stock Option awarded hereunder shall be exercisable later than ten years after the date it is awarded, except in the event of the Executive's death, in which case the exercise period for Stock Options awarded but unexercised as of the date of death shall be extended for one year thereafter. Stock Options awarded hereunder shall not be transferrable then by will or the laws of descent and


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distribution,  and shall be exercisable during the Executive's  lifetime only by the Executive.

         5. Post-Employment Exercises. The exercise of any Stock Option after termination of the Executive's employment with the Company shall be subject to satisfaction of the Conditions precedent that the Executive neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself in a manner adversely affecting the Company.

         6. Adjustment Provisions; Change in Control.

         a. If there shall be any change in the Class A Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option such that each such Stock Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Class A Common Stock subject to such Stock Option had it been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of the Executive's rights hereunder, the Company will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued with respect to any Stock Option hereunder, the number and kind of shares subject to outstanding Stock Options, the exercise price applicable to outstanding Stock Options, and the Market Value of the Class A Common Stock and other value determinations applicable to outstanding Stock Options. Appropriate adjustments may also be made by the Company in the terms of any Stock Options to reflect such changes or distributions and to modify any other terms of


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outstanding  Stock Options on an equitable  basis.  In addition,  the Company is authorized to make adjustments to the terms and conditions of Stock Options, in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

         b. Notwithstanding any other provision hereunder, if there is a Change in Control of the Company, all then outstanding Stock Options shall immediately become exercisable. For purposes of this Section 6(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

             (i) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or

             (ii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

             (iii) The Company's Class A Common Stock shall cease to be publicly traded; or

             (iv) The Company's Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

             (v) The Company's Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the



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      Company,  the  consummation of which would result in the occurrence of any event described in Section 6(b}(ii) or (iii) above, and such transaction shall have been consummated.

Notwithstanding the foregoing, (A) changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities shall not, by themselves, Constitute a Change in Control of the Company, (B) any spin-off of a division or subsidiary of the Company to its stockholders and (C) any event listed in (I) through (v) above that the Board of Directors determines not to be a Change in Control of the Company, shall not constitute a Change in Control of the Company.

         For purposes of this Section 6(b),  "Continuing  Directors"  shall mean
(x) the directors of the Company in office on the date that shares are first offered for sale to the public and (y) any successor to any such director and any additional director who after such date was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.

         The Company may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the Executive, and the Executive shall receive, with respect to each share of Class A Common Stock subject to such Stock Option, an amount equal to the excess of the Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Company, in its discretion, shall determine.

         7. Withholding. All payments or distributions of Stock Options made hereunder shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. The Company



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may require the  Executive to remit to it an amount  sufficient  to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. The Company may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit the Executive to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Stock Option by electing to have the Company withhold shares of Class A Common Stock having a Market Value equal to the amount to be withheld, provided that such withholding shall only be at rates required by applicable statutes or regulations.

         8. Tenure. The Executive's right to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by her award hereunder.

         9. Specific Restrictions Upon Option Shares. The Executive hereby agrees with the Company as follows:

         (a) The Executive shall acquire Shares hereunder for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the "1933 Act"), and shall not dispose of any such Shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or "blue sky" laws; and further

         (b) If any Shares shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Securities Exchange Act of 1934, as amended) of any Shares acquired hereunder shall be by the Executive (or any other person) under such circumstances that he or she (or such person) may be deemed an underwriter, as defined in the 1933 Act; and further

         (c) The Executive agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares acquired



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hereunder  such legends  referring to the foregoing  restrictions  and any other applicable restrictions, as it may deem appropriate.

         10. Notices. Any notice required or permitted under this Option Agreement shall be deemed to have been duly given if delivered, telecopied or mailed, certified or registered mail, return receipt requested to the Executive at such address as she may designate in writing to the Company.

         11. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this agreement shall in no manner be construed to be a waiver of such provision or of any other provision hereof.

         12. Governing Law. The Option Agreement shall be governed by and construed according to the laws of the State of New York, applicable to agreements made and performed in that state.

         13. Partial Invalidity. The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

         IN WITNESS WHEREOF, the Company has executed this Option in duplicate on the date and year first above written.

                                        THE ESTEE LAUDER COMPANIES INC.

                                        By: /s/ ANDREW J. CAVANAUGH
                                            -----------------------
                                        Name:  Andrew J. Cavanaugh
                                        Title: Senior Vice President - Corporate
                                               Human Resources

The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Option Agreement.

                                        /s/  DANIEL J. BRESTLE
                                        -----------------------
                                        Daniel J. Brestle



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